Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-112084) of Community Health Systems, Inc.

(2)	Registration Statement (Form S-3 No. 333-117697) of Community Health Systems, Inc.

(3)	Registration Statement (Form S-8 No. 333-100349) of Community Health Systems, Inc.

(4)	Registration Statement (Form S-8 No. 333-61614) of Community Health Systems, Inc.

(5)	Registration Statement (Form S-8 No. 333-44870) of Community Health Systems, Inc.

(6)	Registration Statement (Form S-8 No. 333-107810) of Community Health Systems, Inc.

(7)	Registration Statement (Form S-8 No. 333-121282) of Community Health Systems, Inc.

(8)	Registration Statement (Form S-8 No. 333-121283) of Community Health Systems, Inc.

(9)	Registration Statement (Form S-8 No. 333-144525) of Community Health Systems, Inc.
of our report dated February 27, 2007 with respect to the consolidated financial statements of Triad Hospitals, Inc. included in Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007.
/s/ Ernst & Young LLP
Dallas, Texas
July 25, 2007